Exhibit 99(1)
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that the undersigned director of HMS Income Fund, Inc., a corporation organized under the laws of the state of Maryland, hereby constitutes and appoints Sherri W. Schugart and Ryan T. Sims, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Post-Effective Amendment to the Registration Statement and any and all amendments and post-effective amendments to the Registration Statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned director has hereunto set his hand and seal, as of the date specified.

/s/ Nicholas T. Meserve
By: Nicholas T. Meserve

Date:	August 10, 2016